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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




      Date of Report:                     November 8, 1995
      Date of earliest event reported:    November 6, 1995



                        AMERICAN GENERAL FINANCE, INC.
              (Exact Name of Registrant as Specified in Charter)



            Indiana                1-7422                35-1313922
         (State or Other      (Commission File       (IRS Employer
         Jurisdiction of          Number)                Identification
         Incorporation)                                   No.)


            601 N.W. Second Street, Evansville, IN        47708
           (Address of Principal Executive Offices)     (Zip Code)




     Registrant's telephone number, including area code:   (812) 424-8031



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Item 5.     Other Events.

      The board of directors of American General Finance has elected Frederick
W. "Rick"  Geissinger as  chairman and  CEO.   Mr. Geissinger  succeeds Daniel
Leitch III.  Mr. Leitch has not announced his future plans.

      Geissinger, 50, joined American General as president of American General Land Development, Inc. in 1994. Most recently, he served as president and CEO of American General Mortgage and Land Development, Inc., with responsibility for managing both a $3.3 billion mortgage loan portfolio and one of the nation's largest residential land development operations. Geissinger began his financial services career with Chase Manhattan Bank where he served 21 years in a variety of domestic and international management positions including: director - corporate planning, chief lending officer of Chase Manhattan Bank - Japan, and chief of staff of the Western Hemisphere Area. He also served as director - financial planning and was senior vice president - real estate investment banking for over five years. Prior to joining American General, he served as executive vice president of a New York City-based investment banking firm.

      Geissinger, a native of Huntingdon, Pennsylvania, received his B.A. from Dartmouth College in 1967 and his M.B.A. from the University of Chicago in 1969. He is a NASD registered representative and registered principal.

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                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          AMERICAN GENERAL FINANCE, INC.



Dated:   November 8, 1995                 By: /S/ JAMES L.  GLEAVES
                                              James L. Gleaves
                                              Assistant Treasurer




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